UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 20, 2016

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2016, Federal Realty Investment Trust (the “Trust”) entered into an amendment (the “Second Amendment”) to its Credit Agreement dated as of July 7, 2011, as amended by that certain First Amendment to Credit Agreement dated as of April 22, 2013 (the “Agreement”), by and among the Trust, as Borrower, the financial institutions party thereto and their permitted assignees under Section 12.6., as Lenders, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, as a Lead Arranger and Book Manager, PNC Capital Markets LLC, as a Lead Arranger and Book Manager, and Regions Capital Markets, a division of Regions Bank, as a Lead Arranger, SunTrust Robinson Humphrey, Inc. as a Lead Arranger, and U.S. Bank National Association as a Lead Arranger .   The Second Amendment increases the unsecured revolving credit facility (the “Credit Facility”) from $600.0 million to $800.0 million and extends the maturity date to April 20, 2020, subject to two six-month extensions at the option of the Trust. The Credit Facility bears interest at a rate of LIBOR plus 82.5 basis points, and the spread over LIBOR is subject to adjustment based on our credit rating. Under an accordion feature, the Trust has the option to request an expansion of the borrowing capacity under the Credit Facility to up to $1.5 billion. The Second Amendment also makes certain changes to the Trust's financial maintenance and other covenants as described more fully therein.

The foregoing does not constitute a complete summary of the terms and conditions of the Second Amendment, which is attached hereto as Exhibit 10.1 and incorporated hereunder by reference, or the Credit Agreement, which was attached as Exhibit 10.1 to the Trust's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2011 or the First Amendment to Credit Agreement, which was attached as Exhibit 10.1 to the Trust’s current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013. The description contained herein of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1
Second Amendment to Credit Agreement, dated as of April 20, 2016, by and among Federal Realty Investment Trust, each of the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	April 26, 2016	/s/ James M. Taylor, Jr.

James M. Taylor, Jr.
Executive Vice President-
Chief Financial Officer and Treasurer